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                                                                    EXHIBIT 3.12

                                   BYLAWS
                                     OF
                      NEWPARK MARINE FABRICATORS, INC.


                  ARTICLE ONE: REGISTERED OFFICE AND AGENT

         1.1 REGISTER OFFICE AND AGENT. The registered office of the corporation is located at 811 Dallas Avenue, Houston, Texas, 77012. The name of the registered agent of the corporation at such address is CT Corporation System.

                     ARTICLE TWO: SHAREHOLDERS' MEETINGS

         2.1 PLACE OF MEETINGS. All meetings of the shareholders shall be held at the registered office of the corporation, or by telephone, or at such other places within or without the State of Texas, as may be designated from time to time by the Board of Directors.

         2.2 TIME OF ANNUAL MEETING. The annual meetings of the shareholders shall be held each year at ______ p.m. on the first Tuesday of April. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day.

         2.3 NOTICE OF SHAREHOLDERS' MEETING. Written or printed notice stating the place, day and hour of the shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or person calling the meeting, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, or that address given by the shareholder to the corporation for the purpose of notice. Notice of adjourned meetings is not





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necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

         2.4 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time (1) by the President, the Board of Directors, or such other person or persons as may be authorized in the Articles of Incorporation or the Bylaws, or (2) by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than ten percent (10%), in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Articles of Incorporation, but in no event shall the Article of Incorporation provide for a number of shares greater than fifty percent (50%). The record date for determining shareholders entitled to call a special meeting shall be the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice required in Article 2.03 may be conducted at a special meeting of the shareholders.

         2.5 QUORUM. With respect to any matter, a quorum shall be present at a meeting of the shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy shall not affect the presence of a quorum at the meeting.





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         The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

         2.6     VOTING.   Only persons listed as shareholders on the share
transfer records for shares of the corporation on the record date shall be entitled to notice of and to vote at any shareholder meeting. The record date for such determination of shareholders shall be the date on which notice of the meeting is mailed, unless some other day is fixed by the Board of Directors for the determination of shareholders of record. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except (a) to the extent the Articles of Incorporation provide for more or less than one vote per share or (if and to the extent permitted by the Texas Business Corporation Act) limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by the Texas Business Corporation Act.

         With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be the act of the shareholders unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with Article 2.28B of the Texas Business Corporation Act.





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         2.7     PROXIES.   Any shareholder entitled to vote or execute
consents may do so either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, shall be treated as an execution in writing for purposes of this provision. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         2.8 CONSENT OF ABSENTEES. No defect in the calling or noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present and if each shareholder, not present in person or by proxy, signs a written waiver of notice, consents to the holding of the meeting, or approves the minutes of the meeting, either before or after the meeting, and those waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of such meeting.

         2.9 UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING. Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed and dated by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. Such consents are filed with the Secretary of the corporation.

                            ARTICLE THREE: DIRECTORS

         3.1 POWERS. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under direction of, the Board of Directors of the corporation, subject, however, to such limitations as are imposed by law, the





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Articles of Incorporation, or these Bylaws as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, grant general, limited, or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

         3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors of this corporation shall be at least two (2) and not more than five (five), as determined from time to time by the Board of Directors. The Directors need not be shareholders of this corporation or residents of the State of Texas. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws or in the manner provided in the Articles of Incorporation or these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.

         3.3 ELECTION AND TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors by a majority vote of the shares entitled to vote to hold office until the next succeeding annual meeting. Unless removed in accordance with provisions of the Articles of Incorporation or these Bylaws, each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

         At each election for directors, every shareholder entitled to vote at such election shall have the right (a) to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or (b) to cumulate his votes (unless the Articles of Incorporation expressly prohibit such) by giving one candidate as many votes as the





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number of directors multiplied by his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Voting for the election of Directors shall be by voice unless any shareholder demands a ballot vote before the voting begins.

         3.4 VACANCIES. Any vacancy occurring in the Board of Directors after the issuance of shares may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders called for that purpose.

         3.5 REMOVAL OF DIRECTORS. At any meeting of shareholders called expressly for that purpose any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         3.6 PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at the principal office of the corporation, or by telephone, or at such place within or without the State of Texas as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors.

         3.7 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following or simultaneous with each annual meeting of the shareholders of the corporation, and at such other times as the Directors may from time to time determine.





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         3.8     SPECIAL MEETINGS -- CALL AND NOTICE.  Special meetings of the
Board of Directors for any purpose may be called at any time by the President or any Director upon written or printed notice. Written or printed notice of a special meeting shall state the place, day, hour, and in general terms, the purpose or purposes of the meeting and the business to be transacted. Notice shall be mailed, telefaxed, or personally delivered to each Director not later than two (2) days prior to the day appointed for the special meeting. The business transacted at the special meeting shall be confined to the purpose(s) and business stated in the notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.9 QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business of the Board of Directors. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these Bylaws.

         3.10 BOARD ACTION WITHOUT MEETING Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.





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         3.11    ADJOURNMENT -- NOTICE.  A quorum of the Directors may adjourn any meeting of the Board of Directors to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         3.12 CONDUCT OF MEETINGS. The Chief Executive Officer of the corporation, or in the Chief Executive Officer's absence, any Director selected by the Directors present at the meeting, shall preside at meetings of the Board of Directors. The Secretary of the corporation or, in the Secretary's absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

         3.13 COMPENSATION. Directors and members of any committee of the Board of Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined from time to time by resolution of the Board of Directors.

         3.14 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify a director or an officer of the corporation against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or an officer of the corporation if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding, or if a court of competent jurisdiction orders the corporation to indemnify the director or officer because the court determines indemnification is proper and equitable.

                             ARTICLE FOUR: OFFICERS





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         4.1.    TITLE AND APPOINTMENT. The officers of the corporation shall consist of a Chief Executive Officer, President and Chief Operating Officer, Secretary, and a Treasurer, each of whom shall be elected by a majority vote of the Board of Directors at such time as the Board of Directors may from time to time designate. Such other officers, including Vice Presidents, assistant officers, and agents may be appointed by a majority vote of the Board of Directors, as the Board of Directors shall from time to time determine necessary. Any two (2) or more offices may be held by the same person. All officers shall be elected by and shall hold office at the pleasure of the Board of Directors. The Board of Directors shall fix the compensation and tenure of all officers.

         4.2 CHIEF EXECUTIVE OFFICER/CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall have general supervisory authority and power over the business and financial affairs of the corporation.

         4.3 PRESIDENT AND CHIEF OPERATING OFFICER. The President of the Corporation shall also be the Chief Operating Officer of the corporation. He shall have active and general management of the business operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and Chief Operating Officer shall have the general powers and duties carried into effect. He shall have the general powers and duties of supervision and management over the business operations of the corporation. He also shall appoint and discharge all subordinate agents and employees and fix their salaries, subject to review by the Board of Directors, and shall designate the duties they are to perform.





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         4.4     VICE-PRESIDENT.  In the event of the absence, disability, or termination of employment for any reason, of the President, the Vice-President shall in his stead with the same authority, duties and responsibilities as the President.

         4.5 SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and the minutes of the meetings of the shareholders in appropriate books. He shall attend to the giving of all notices of the corporation. He shall have charge of the books or records containing the names, alphabetically arranged, of all persons who are shareholders of the corporation and such other books and papers as the Board may direct, and shall perform all the duties incidental to his office.

         4.6 TREASURER. The Treasurer shall have the care and custody of all of the funds and securities of the corporation and shall see that the same are deposited in the name of the corporation in such bank or depositories as the Board of Directors may from time to time select. The Treasurer shall supervise and direct all bookkeeping and accounting personnel and functions and shall have the authority and power to hire and dismiss any bookkeeping or accounting personnel.

         4.7 ASSISTANTS. Assistant secretaries or treasurers shall have such duties as may be delegated to them by the secretary and treasurer, respectively.

         4.8 TERM OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract





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rights, if any, of the person so removed.  If any office becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the Board of Directors.

         4.9 DELEGATION OF DUTIES AND AUTHORITY. In the case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient as to any officer, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

                     ARTICLE FIVE: EXECUTION OF INSTRUMENTS

         5.1 The Board of Directors may, in its discretion, authorize an officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding on the corporation.

                  ARTICLE SIX: ISSUANCE AND TRANSFER OF SHARES

         6.1 REQUIREMENT OF PAYMENT FOR SHARES. The corporation may issue the number of shares stated in the Articles of Incorporation. Certificates for shares of the corporation may not be issued until the full amount of the consideration for the shares, fixed as provided by law, has been paid. When such consideration shall have been paid to the corporation, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

         6.2 CERTIFICATES REPRESENTING SHARES. The corporation shall deliver certificates representing shares to which shareholders are entitled. The certificates shall be in such form as the Board of Directors may provide. The certificates shall be signed by the President or Vice-President and the Secretary-Treasurer, and may be sealed with the seal of the corporation or a





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facsimile thereof.  The signatures of such officers may be facsimiles, if the certificates are to be countersigned by a transfer agent or registered by a registrar.

         Each certificate representing shares of the corporation shall state upon the fact thereof: (1) that the corporation is organized under the laws of the State of Texas, (2) the name of the person to whom issued, (3) the number and class of shares and the designation of the series, if any, which such certificate represents, and (4) the par value of each share represented by such certificate, or a statement that the shares are without par value.

         6.3 REPLACEMENT OF CERTIFICATES. No new certificate representing shares of the corporation shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates in which case the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may deem necessary to impose, including the filing of sufficient indemnity.

         6.4 TRANSFER OF SHARES. The shares and other securities of the corporation shall be personal property for all purposes and shall be transferrable in accordance with the provisions of Chapter 8 -- Investment Securities -- of the Texas Business and Commerce Code, as amended, except as otherwise provided in the Texas Business Corporation Act. The shares may be transferred by endorsement, by signature of the owner or the owner's agent, attorney or legal representative, or by the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the corporation to the same extent as if the transferee had signed a written assent thereto.





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         6.5     RESTRICTIVE ENDORSEMENT.  If a restriction on the transfer, or registration of the transfer, of shares is imposed or agreed to by the corporation, as permitted by the Texas Business Corporation Act, each certificate representing shares so restricted: (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under the Texas Business Corporation Act, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

         6.6     RIGHTS TO PURCHASE STOCK OF A SHAREHOLDER.

                 (a) When a shareholder elects to sell his shares of stock in the corporation, the right to purchase such shares shall first be made available to Newpark Marine Fabricators, Inc., on the same terms made available or offered to any other purchaser for a period of twenty (20) days, and thereafter offered for an additional period of ten (10) days to the shareholders of the corporation, pro rata, among the electing shareholders.

                 (b) In the event of the death of a shareholder, any successor in interest to the deceased shareholder's stock shall take such stock subject to the provisions of Paragraph 6.06(a) above.





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         6.7     SALES AND OTHER TRANSFERS OF STOCK.

         (a) Shareholder Agreements. The shareholders of this corporation may make agreements between or among themselves through a written shareholders' agreement, governing the purchase, among themselves, of the stock of this corporation in the event of the death, bankruptcy, retirement, or disability of any shareholder, and in the event of a transfer by a shareholder of his stock by donation to the shareholder's spouse and lineal descendants. A copy of any such agreement shall be placed on file by the corporation at its principal place of business or its registered office and shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent, attorney or accountant, as are the books and records of the corporation. The provisions of any such agreement shall be binding upon the parties to the agreement and their respective heirs, administrators, legatees, executors and assigns.

                 (b) Stock Redemption Agreements. The corporation and any number of the shareholders of the corporation may enter into stock redemption agreements. A copy of any such agreement shall be placed on file by the corporation at its principal place of business or its registered office.

                       ARTICLE SEVEN: RECORD AND REPORTS

         7.1 BOOKS AND RECORDS. The corporation shall keep books and records of account, and shall keep minutes of the proceedings of its shareholders, its Board of Directors, and each committee of its Board of Directors. The corporation shall keep at its registered office or its principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names





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and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them.

         7.2 EXAMINATION OF BOOKS AND RECORDS. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom. A director may examine the corporation's books and records of account, share transfer records, corporate minutes and any other corporate books and records for any purpose reasonably related to the director's service as a director.

                       ARTICLE EIGHT: FIXING RECORD DATES

         8.1 FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.





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                       ARTICLE NINE: AMENDMENT OF BYLAWS

         9.1 AMENDMENT OF BYLAWS. The power to alter, amend, or repeal these Bylaws is vested in the Board of Directors of the corporation, subject to repeal, change or amendment by the shareholders of the corporation.

         The foregoing Bylaws of Newpark Marine Fabricators, Inc., are unanimously adopted as the Bylaws of Newpark Marine Fabricators, Inc. by the Board of Directors of Newpark Marine Fabricators, Inc., on this 10th day of September, 1997.



                                      DIRECTORS:

                                      /s/ Samuel F. Eakin
                                      -----------------------------------------
                                      Samuel F. Eakin, Director


                                      /s/ David B. Ammons
                                      -----------------------------------------
                                      David B. Ammons, Director



Attest: /s/ David B. Ammons
        ---------------------------
        David B. Ammons, Secretary




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